UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2021

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 2.02 – Results of Operations and Financial Condition.

On July 14, 2021, Sesen Bio, Inc. (the “Company”) disclosed that it had cash and cash equivalents of approximately $150 million as of June 30, 2021. This amount is preliminary, has not been audited and is subject to change upon completion of the Company’s financial statements for the quarter ended June 30, 2021.

The information under this Item 2.02 shall be deemed to be “filed” for the purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01 – Other Events.

On July 14, 2021, the Company filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (“SEC”) in connection with the offer and sale of up to $100 million of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from time to time pursuant to the previously disclosed Open Market Sale AgreementSM, dated November 29, 2019, as amended by Amendment No. 1 to the Open Market Sale AgreementSM, dated October 30, 2020, Amendment No. 2 to the Open Market Sale AgreementSM, dated February 17, 2021, and Amendment No. 3 to the Open Market Sale AgreementSM, dated June 1, 2021, (the “Sale Agreement”) with Jefferies LLC, as sales agent (“Jefferies”).

The Common Stock to be sold under the Sale Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-255943) filed with the SEC on May 10, 2021 and declared effective by the SEC on May 14, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Assuming FDA approval of the Company’s BLA for Vicineum for the treatment of BCG-unresponsive NMIBC on or before the target Prescription Drug User Fee Act (“PDUFA”) date of August 18, 2021, the Company projects cash used in operations of approximately $100 million in the second half of 2021 to primarily support the commercial launch of Vicineum in the U.S. and ongoing regulatory activities in the U.S. and Europe. The projected cash used in operations includes non-recurring costs, such as one-time milestone payments of approximately $14 million payable upon the first sale of Vicineum in the United States and expenses related to inventory build to support launch.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, the Company’s projected cash used in operations for the second half of 2021 and the Company’s intentions or ability to sell shares of Common Stock pursuant to the Sale Agreement. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the FDA may not approve the BLA for Vicineum on or before the target PDUFA date, or at all, the risk that Company may not be successful in developing its commercialization capabilities, including sales and marketing capabilities, for the launch of Vicineum in the U.S. within the expected timing or at all, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 14, 2021

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer